SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 28, 2012

TRI-TECH HOLDING INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34427	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16th Floor of Tower B, Renji Plaza No. 101

Jingshun Road, Chaoyang District

Beijing, People’s Republic of China 100102

(Address of principal executive offices)

Registrant’s telephone number, including area code: +86 (10) 5732-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Items 5.02(b) and 5.02(c)

Effective December 28, 2012, the Registrant announced the changes of roles for several officers within the company. The following table lists the positions held by each individual before and after December 28, 2012. All of the changes were effective on December 28, 2012. Compensation for each of the below officers will remain at their current levels, with each of Mr. Zhao and Mr. Cheng receiving salaries of $200,000 and each of Mr. Dong and Mr. Fan receiving salaries of $180,000.

Name	Prior Positions	New Positions
Warren Zhao	Chairman and Member of Board of Directors and Joint Chief Executive Officer (Joint Principal Executive Officer)	Chairman and Member of Board of Directors
Gavin Cheng	Member of Board of Directors and Joint Chief Executive Officer (Joint Principal Executive Officer)	Member of Board of Directors and Chief Executive Officer (Principal Executive Officer)
Peter Dong	Chief Financial Officer (Principal Financial and Accounting Officer) and Member of Board of Directors	Chief Operating Officer (Principal Operating Officer) and Member of Board of Directors
Phil Fan	President and Member of Board of Directors	Chief Financial Officer (Principal Financial and Accounting Officer), Member of Board of Directors and President of international subsidiaries/affiliates (Tri-Tech Infrastructure, LLC in the US, Tri-Tech Infrastructure (India) Pvt. Ltd. and Tri-Tech India Pvt. Ltd.)

Warren Zhao

Chairman of the Board

Age — 47

Director since 2002

Mr. Zhao is our Chairman. He has served as Chief Executive Officer and Joint Chief Executive Officer. He is also the president of our subsidiary, Tri-Tech (Beijing) Co., Ltd., and one of our VIEs, Tranhold Environmental (Beijing) Tech Co., Ltd. (“Tranhold”). Mr. Zhao was one of the founders of our company in 2002. Prior to founding our company, Mr. Zhao established Beijing Tranhold Automatic Control Systems and served as its general manager in 1994. From 1988 through 1993, Mr. Zhao was the manager of the research and development department at Beijing Test Control Technology Institute of Aeronautics Ministry. Mr. Zhao earned his bachelor’s and master’s degrees in engineering from Northwest China Polytechnic University. Mr. Zhao has been chosen as a director because he is one of the founders and the leader of our company and because we believe we can benefit from his guidance and experience in the industry.

Gavin Cheng

Chief Executive Officer and Director

Age — 49

Director since 2010

Mr. Cheng was appointed as Joint CEO of our company, effective March 13, 2012, and as Chief Executive Officer on December 28, 2012. Mr. Cheng founded Beijing Satellite Science & Technology Co. (“BSST”) in 1994 and served as its president until BSST was acquired by our company on August 6, 2010. Prior to founding BSST, Mr. Cheng worked in research and development and project management at the Beijing Test & Control Technology Institute of the Aeronautics Ministry from 1987 to 1993. Mr. Cheng graduated from the Nanjing University of Aeronautics and Astronautics in 1987 with Bachelor of Engineering and Master of Engineering degrees. He also received his Executive MBA degree from Peking University in 2001. Mr. Cheng has been chosen as a director because of his extensive experience in the water resource and industrial pollution control industry.

Peter Dong

Chief Operating Officer and Director

Age — 44

Director since 2010

Mr. Dong is our Chief Operating Officer. Mr. Dong was our CFO from 2006 through his appointment as Chief Operating Officer. From 2001 through 2005, Mr. Dong was the Director of South West Securities Company and Wan Lian Securities Company. From 1994 to 2000, Mr. Dong was director of the equity department and asset management department of SinoChem. From 1991 through 1993, Mr. Dong engaged in research and development of large testing and controlling systems at Beijing Test Control Technology Institute of Aeronautics Ministry. Mr. Dong has over 18 years of investment, financing and management experience in the technology and securities industries in China. Mr. Dong earned his bachelor’s degree in computer science from Nanjing University of Aeronautics and Astronautics and his master’s degree in economics from Renmin University of China. Mr. Dong was chosen as a director because of his financial experience and because he is an experienced member of our management team with an in-depth awareness of our financial capabilities.

Phil Fan

Chief Financial Officer, President of International Subsidiaries and Affiliates and Director

Age — 47

Director since 2010

Mr. Fan is our Chief Financial Officer and president of our international subsidiaries and affiliates (Tri-Tech Infrastructure, LLC in the US, Tri-Tech Infrastructure (India) Pvt. Ltd. and Tri-Tech India Pvt. Ltd.). He was previously President of our company. Mr. Fan was one of the founders of our company in 2003. Prior to founding our company, Mr. Fan provided technical, engineering and management services in several U.S. engineering firms, including Black and Veatch, Parsons Brinckerhoff, Inc. and Chastain-Skillman, Inc. From 2003 through 2005, Mr. Fan was the Asia Regional Sales Manager for Met-Pro Corporation. Mr. Fan earned his bachelor’s and master’s degrees in environmental engineering from Hunan University and a master’s degree in civil engineering from Louisiana State University. Mr. Fan has been a registered professional engineer in the United States since 2001. Mr. Fan has studied accounting and finance at DeVry University’s Keller Graduate School of Management and Northwestern University’s Kellogg School of Management. Mr. Fan has been chosen as a director because he is one of the founders of our company and a key member of our management team with extensive engineering and management and financial experience.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press release dated January 4, 2013 titled “Tri-Tech Holding Announces Changes to Senior Management.”

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-TECH HOLDING INC.

By:	/s/ Gavin Cheng
Name: Gavin Cheng Its: Chief Executive Officer

Dated: January 4, 2013